Exhibit (a)(1)(iv)

Notice of Withdrawal of Tender

Regarding Shares in StepStone Private Markets

Tendered Pursuant to the Offer to Purchase Dated August 11, 2026

The Offer and Withdrawal Rights Will Expire at, and This Notice of Withdrawal Must Be Received by StepStone Private Markets by,

4:00 p.m., Eastern Time, on September 15, 2026, Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to StepStone Private Markets:

Overnight Delivery: Regular Mail:

StepStone Private Markets StepStone Private Markets

Attn: UMB Fund Services, Inc. Attn: Transfer Agent

235 W. Galena Street PO Box 2175

Milwaukee, WI 53212 Milwaukee, WI 53201-2175

For additional information: Phone: (877) 772-7724

Fax: (816) 860-3137

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in StepStone Private Markets (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund (the “Letter of Transmittal”).

If your shares are held through a financial intermediary, financial professional, broker/dealer or other nominee, please ask your financial adviser, broker/dealer or other financial intermediary to submit a withdrawal request for you.

If you have a shareholder account held with the Fund (i.e., you receive account statements directly from the Fund), please complete, sign and date this Notice of Withdrawal Form. Some exceptions may apply.

Such tender was in the amount of:

PART 1. INDICATE SHARE CLASS

StepStone Private Markets Class I

StepStone Private Markets Class S

StepStone Private Markets Class D

StepStone Private Markets Class R

PART 2. AMOUNT OF SHARES/DOLLARS OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

All of the undersigned’s Shares/Dollars.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

Number of Shares _________________

OR if less than all Shares being tendered and you prefer to tender a specific dollar amount, indicate the dollar amount of the undersigned’s shares being tendered:

Dollar Amount ________________________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

NONE of the undersigned’s shares will be purchased by the Fund.

SOME of the undersigned’s shares will be repurchased by the Fund and the number of those shares still to be purchased by the Fund is*:

INDICATE SHARE CLASS

StepStone Private Markets Class I

StepStone Private Markets Class S

StepStone Private Markets Class D

StepStone Private Markets Class R

Number of Shares ________________

OR

Dollar Amount ________________________

* NOTE: This option may be used only to decrease the number of the shares to be purchased by the Fund. If an increase in the number of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

Name of Shareholder(s): _____________________________________________

SSN/TIN: ______________________________________ ____________________________

Telephone Number: ________________ Account Number: _________________

SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian	Date
Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use this area for Custodian Authorization (May be needed for IRA or other custodied accounts).

If you are signing on behalf of an entity or utilizing Power of Attorney to execute this tender request on behalf of someone else, please provide a copy of the Authorized Signor List or applicable POA. A Medallion Signature Guarantee (MSG) is only required if directing funds to a banking account or recipient not on file with the registration. If using a MSG, original paperwork must be submitted – a fax or email is not acceptable.

Overnight Delivery: Regular Mail:

StepStone Private Markets StepStone Private Markets

Attn: UMB Fund Services, Inc. Attn: Transfer Agent

235 W. Galena Street PO Box 2175

Milwaukee, WI 53212 Milwaukee, WI 53201-2175

For additional information please call 877-772-7724

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.